EXHIBIT 99.1

CBOE News Release

Chicago Board Options Exchange

400 S. LaSalle Street

Chicago, IL  60605

FOR IMMEDIATE RELEASE

MEMBERSHIP APPROVES CBOE’S DEMUTUALIZATION;

Restructuring Transaction Approved by Vote of 96.2% of Memberships Voted

CHICAGO, IL, May 21, 2010 — The Chicago Board Options Exchange (CBOE) today announced that the Exchange’s membership has overwhelmingly approved CBOE’s planned demutualization.  In a special meeting of the membership held today, there were 870 votes cast in favor of the proposed restructuring transaction, with 34 votes against the proposal and no abstentions.  As a result, the demutualization was approved by 96.2% of the CBOE memberships voted, which represents 89.6% of the CBOE memberships entitled to vote.  Approval by a majority of the outstanding memberships entitled to vote was required to approve the demutualization.

The membership’s approval of the demutualization proposal will allow for the restructuring of the Chicago Board Options Exchange, Incorporated in which the CBOE will convert from a non-stock corporation owned by its members to a stock corporation that will be a wholly-owned subsidiary of CBOE Holdings, Inc.

“We are gratified by the membership’s overwhelming endorsement to transform our business model and to chart a new course for CBOE,” said CBOE Chairman and CEO, William J. Brodsky. “Achieving this milestone has been a collective effort and, with this vote, CBOE members and staff may now look forward to writing the next great chapter in CBOE’s history.  Changing the Exchange’s corporate structure will provide CBOE with additional agility and flexibility in an evolving and increasingly competitive environment.  As we move forward, we do so knowing that CBOE will be well-positioned to meet the challenges that lie ahead.”

Chicago Board Options Exchange (CBOE), the largest U.S. options exchange and creator of listed options, continues to set the bar for options trading through product innovation, trading technology and investor education. CBOE offers equity, index and ETF options, including proprietary products, such as S&P 500 options (SPX), the most active U.S. index option, and options on the CBOE Volatility Index (VIX), the world’s barometer for market volatility. Other groundbreaking products engineered by CBOE include equity options, security index options, LEAPS, FLEX options, and benchmark products, such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE’s Hybrid Trading System incorporates electronic and open-outcry trading, enabling customers to choose their trading method. CBOE’s Hybrid is powered by CBOEdirect, a proprietary, state-of-the-art electronic platform that also supports the CBOE Futures Exchange (CFE), CBOE Stock Exchange (CBSX) and OneChicago. CBOE is home to the world-renowned Options Institute and www.cboe.com, named “Best of the Web” for options information and education.

CBOE is regulated by the Securities and Exchange Commission (SEC), with all trades cleared by the AAA-rated Options Clearing Corporation (OCC).

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CBOE Media Contacts:		Analyst Contact:
Gail Osten	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
osten@cboe.com	comptong@cboe.com	koopman@cboe.com

CBOE®, Chicago Board Options Exchange®, CBOEdirect®, CBOE Volatility Index®, VIX®, FLEX®,, Hybrid®, LEAPS®, CBSX® and CBOE Stock Exchange® are registered trademarks of Chicago Board Options Exchange, Incorporated (CBOE).   SPXSM, BXMSM and The Options InstituteSM are service marks of CBOE.  CFE® is a registered trademark and CBOE Futures ExchangeSM is a service mark of CBOE Futures Exchange, LLC.    S&P®, and S&P 500® are registered trademarks of the McGraw-Hill Companies, Inc. and are licensed for use by CBOE.

This press release contains statements which may be considered forward- looking statements within the meaning of the Securities Exchange Act of 1934, including, without limitation, statements regarding operating strategies, future plans and financial results. Forward-looking statements may be accompanied by words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “possible”, “predict”, “project” or similar words, phrases or expressions. The Company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this press release.  More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, including our recent Registration Statement on Form S-4 (Registration No. 333-140574) under the heading “Forward-Looking Statements” and/or “Risk Factors”. Such discussions regarding risk factors and forward-looking statements are incorporated herein by reference.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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